EXHIBIT 10.16

      Memorandum of Understanding, dated May 13, 1996, between the Company and Lubov Ulianova


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                                     5-13-96

                           MEMORANDUM OF UNDERSTANDING

                              Re: U.S. Bridge Corp

1. Lubov Ulianova ("UL") residing at: 12 impasse de Presles Paris 75015 France will loan to Joseph M. Polito, ("JMP"), c/o U.S. BRIDGE, 53-09 97th Place Corona NY 11368), the sum of 300,000.00 and JMP will simultaneously loan these funds to USBG. UL will receive through their escrow agent: Alan Berkun, Esq. the sum of 550,000 shares of common stock from JMP as collateral for the loan. Upon NASDAQ listing of USBG, JMP will call his loan to USBG who will pay off the debt to UL with 400,000 shares of stock which will be issued pursuant to Regulation "S". The loan to JMP will be for a 90 day period at prime plus 1% interest. Both parties acknowledge that although the escrow attorney holds 550,000 shares in escrow, the total shares due to UL, in event of a default on the loan to UL, is 400,000 common shares, issued pursuant to Regulation "S".

2. JMP will issue an option to UL to purchase 600,000 shares at the price of $1.50. The option period shall begin from the date of the closing (defined as the wire transfer of the $300,000 dollars to JMP as per item #1.), and expire 6 months after USBG attains a NASDAQ listing. This option may be exercised at any time within the exercise period, subject to a minimum bid price ($3.00), but no shares exercised can be sold under the Registration (whether S-8 Registration or Regulation "S" Registration), for a minimum of 6 months from the date of the issuance of the option. The option is issued pursuant to Regulation "S" or under an S-8 registration for JMP. The common stock in USBG must trade at a bid price of $3.00 for ten consecutive trading days, before the option can be exercised by UL.

3. UL will have the right to loan an additional $100,000 to JMP on the same terms and conditions as paragraph #1 for a period of 30 days.


Agreed this 13th day of May, 1996



USBG by:  ___________________________             ________________________
          JOSEPH M. POLITO-PRES.                  LUBOV ULIANOVA